UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

Effective November 1, 2004, the Company has entered into a letter of intent to acquire, subject to certain conditions, eXI Wireless, Inc., referred to as eXI. eXI is a publicly held company located in Richmond, British Columbia, Canada. Its shares are listed on the TSX Venture Exchange. The Company has agreed to pay CAD$1.60 for each outstanding share of eXI (approximately 10.1 million shares are outstanding). This payment to the eXI shareholders will be made in shares of a newly formed Canadian subsidiary of the Company that will, in turn, be exchangeable for shares of the Company’s common stock. The exchange ratio will be calculated at closing. All existing eXI options and warrants outstanding (fewer than 1.7 million options and warrants are outstanding) would convert pro rata into options or warrants exercisable into shares of the Company’s common stock. If the options or warrants are exercised prior to closing, such additional shares shall be purchased for CAD$1.60. eXI has committed to deliver net assets of at least CAD$4.75 million at closing. The purchase price will be reduced on a dollar-for-dollar basis to the extent that the net assets delivered are less than the minimum prescribed amount.

eXI states that it has developed patient wandering, infant protection and asset tracking / location systems uniquely combining automated identification and real-time location technologies. Once completed, this acquisition will hopefully add a significant number of dealers and distributors to VeriChip Corporation, the Company’s wholly-owned subsidiary. These dealers and distributors already market eXI’s proprietary security products like HALO™, ROAM ALERT™, ASSETRAC™, and HOUNDWARE™ to hospitals, nursing homes and commercial customers, respectively. Closing of the transaction remains subject to, among other conditions, final documentation, eXI’s board of directors’ receiving a fairness opinion, and required approvals (including approval by eXI’s shareholders and the British Columbia Supreme Court). The closing will occur once those conditions are satisfied and once the registration statement registering the shares of the Company’s common stock issuable in connection with the transaction is declared effective by the Securities and Exchange Commission. The Company anticipates that such closing will occur during the first quarter of 2005.

A copy of the Company’s press release dated November 3, 2004, announcing the letter of intent is attached to this Report as Exhibits 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

As discussed in Item 1.01 of this Report, the following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated November 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.

By:          /s/ Evan C. McKeown
Name: Evan C. McKeown
Title:  Senior Vice President and Chief Financial Officer

Dated: November 3, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 3, 2004.